EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2015
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (July 23, 2015) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and six months ended June 30, 2015.

Southside reported net income of $11.2 million for the three months ended June 30, 2015, an increase of $707,000, or 6.8%, when compared to $10.5 million for the same period in 2014. Net income for the six months ended June 30, 2015 increased $1.9 million, or 10.0%, to $20.5 million when compared to $18.7 million for the same period in 2014.

Diluted earnings per common share were $0.44 and $0.53 for the three months ended June 30, 2015 and 2014, respectively, a decrease of $0.09, or 17.0%. For the six months ended June 30, 2015, diluted earnings per common share decreased $0.13, or 13.8%, to $0.81 when compared to $0.94 for the same period in 2014.

The return on average shareholders’ equity for the six months ended June 30, 2015 was 9.55%, compared to 13.80% for the same period in 2014.  The return on average assets was 0.86% for the six months ended June 30, 2015, compared to 1.09% for the same period in 2014.

“Our Company had solid results this quarter and we are on target to deliver on our merger-related expense commitments,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc.  “We recorded approximately $1.3 million, net of tax, of merger-related expense during the second quarter and approximately $3.3 million, net of tax, for the six months. Our balance sheet remained strong, as evidenced by solid asset quality, liquidity and capital.”
“As of June 30, 2015, the integration related to the OmniAmerican (“Omni”) acquisition was almost complete and most of the cost savings associated with the acquisition should be realized beginning in the third quarter. We continue to review the combined organization to pursue additional operational efficiencies and opportunities for revenue generation and cost containment.”
“Total loans increased $5.2 million during the second quarter more than offsetting the continued roll off of the indirect automobile loan portfolio included in the Omni acquisition of approximately $26 million and payoffs in our 1-4 family residential and commercial loan portfolios. During the quarter commercial real estate loans increased $36.4 million, construction loans increased $12.1 million and municipal loans increased $3.7 million. Based on loans committed and the activity in our pipeline, we are anticipating healthy overall net loan growth during 2015. We are focused on executing on our business plan and we continue to add value to our customers and the communities we serve.”
Loans and Deposits

For the six months ended June 30, 2015, total loans decreased by $1.3 million, when compared to December 31, 2014.  During the six months ended June 30, 2015, other real estate loans increased $53.6 million, construction loans increased $5.8 million, commercial loans increased $2.6 million, 1-4 family real estate loans decreased $6.1 million, municipal loans decreased $1.0 million, and loans to individuals decreased $56.2 million.

Nonperforming assets increased during the first six months of 2015 by $15.5 million, to $27.8 million, or 0.57% of total assets, compared to 0.26% at December 31, 2014 primarily due to the downgrade of one large commercial borrowing relationship to impaired status.

During the six months ended June 30, 2015, the allowance for loan losses increased $3.5 million, to $16.8 million, or 0.8% of total loans, compared to 0.6% at December 31, 2014, as a result of the additional provision associated with the increase of impaired loans. The allowance for loan losses as a percentage of total loans decreased from the comparable period in 2014 from 1.32%, as a result of the loans acquired in connection with the Omni acquisition measured at fair value at the acquisition date with no carryover of the allowance for loan loss and the sale of the loans purchased by Southside Financial Group, Inc., both of which occurred in the second half of 2014.

During the six months ended June 30, 2015, deposits, net of brokered deposits, increased $88.8 million, or 2.6%, compared to December 31, 2014. During this six-month period, public fund deposits increased $39.6 million.

Net Interest Income for the Three Months

Net interest income increased $5.0 million, or 18.1%, to $32.9 million for the three months ended June 30, 2015, when compared to $27.9 million for the same period in 2014. The increase in net interest income was primarily the result of the increase in interest income of $5.7 million, compared to the same period in 2014, which was a result of the increase in total loans. For the three months ended June 30, 2015, our net interest spread decreased to 3.30%, compared to 3.79% for the same period in 2014.  The net interest margin decreased to 3.39% for the three months ended June 30, 2015, compared to 3.94% for the same period in 2014.  The net interest spread and margin each decreased as a result of the decrease in the yield on interest-earning assets, which more than offset the decrease in the yield on interest-bearing liabilities compared to the same period in 2014.

Net Interest Income for the Six Months

Net interest income increased $10.9 million, or 19.6%, to $66.7 million for the six months ended June 30, 2015, when compared to $55.7 million for the same period in 2014. The increase in net interest income was primarily the result of the increase in interest income of $12.0 million, compared to the same period in 2014, which was a result of the increase in total loans. For the six months ended June 30, 2015, our net interest spread decreased to 3.36%, compared to 3.79% for the same period in 2014.  The net interest margin decreased to 3.44% for the six months ended June 30, 2015, compared to 3.93% for the same period in 2014.  The net interest spread and margin each decreased as a result of the decrease in the yield on interest-earning assets, which more than offset the decrease in the yield on interest-bearing liabilities compared to the same period in 2014.

Net Income for the Three Months

Net income increased $707,000, or 6.8%, for the three months ended June 30, 2015, to $11.2 million when compared to the same period in 2014. The increase was primarily the result of an increase in interest income of $5.7 million and an increase in noninterest income of $1.9 million combined with a decrease in provision for loan loss of $2.4 million, which were partially offset by a $7.5 million increase in noninterest expense and a $1.1 million increase in income tax expense.

Noninterest expense increased $7.5 million, or 36.7%, for the three months ended June 30, 2015, compared to the same period in 2014, primarily due to increases in salaries and employee benefits expense, occupancy expense, ATM and debit card expense, software and data processing expense and other noninterest expense which were partially offset by a decrease in professional fees.

Net Income for the Six Months

Net income increased $1.9 million, or 10.0%, for the six months ended June 30, 2015, to $20.5 million when compared to the same period in 2014. The increase was primarily the result of an increase in interest income of $12.0 million and an increase in noninterest income of $7.1 million combined with a decrease in provision for loan loss of $2.7 million, which were partially offset by a $17.0 million increase in noninterest expense and a $1.9 million increase in income tax expense.

Noninterest expense increased $17.0 million, or 41.9%, for the six months ended June 30, 2015, compared to the same period in 2014, primarily due to increases in salaries and employee benefits expense, occupancy expense, ATM and debit card expense, software and data processing expense and other noninterest expense which were partially offset by a decrease in professional fees.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $4.9 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 64 banking centers in Texas and operates a network of over 70 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan growth, merger-related integration cost savings, earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At June 30, 2015	At December 31, 2014	At June 30, 2014

	(dollars in thousands)
	(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$4,856,018	$4,807,261	$3,498,662
Loans	2,179,863	2,181,133	1,391,285
Allowance for loan losses	16,822	13,292	18,408
Loans held for sale	7,431	2,899	755
Mortgage-backed securities:
Available for sale, at estimated fair value	1,094,802	1,142,002	751,740
Held to maturity, at carrying value	356,669	253,496	260,659
Investment securities:
Available for sale, at estimated fair value	371,019	306,706	351,908
Held to maturity, at carrying value	387,212	388,823	390,221
Federal Home Loan Bank stock, at cost	37,769	39,942	25,512
Deposits	3,468,683	3,374,417	2,601,478
Long-term obligations	632,565	660,363	566,021
Shareholders' equity	431,674	425,243	283,960
Nonperforming assets	27,794	12,277	14,535
Nonaccrual loans	21,223	4,096	9,620
Accruing loans past due more than 90 days	30	4	4
Restructured loans	5,667	5,874	4,036
Other real estate owned	787	1,738	383
Repossessed assets	87	565	492

Asset Quality Ratios:
Nonaccruing loans to total loans	0.97%	0.19%	0.69%
Allowance for loan losses to nonaccruing loans	79.26	324.51	191.35
Allowance for loan losses to nonperforming assets	60.52	108.27	126.65
Allowance for loan losses to total loans	0.77	0.61	1.32
Nonperforming assets to total assets	0.57	0.26	0.42
Net charge-offs to average loans	0.05	1.44	1.07

Capital Ratios:
Shareholders’ equity to total assets	8.89	8.85	8.12
Average shareholders’ equity to average total assets	9.02	8.27	7.88

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	At June 30, 2015	At December 31, 2014	At June 30, 2014
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$249,313	$243,486	$164,668
1-4 Family Residential	683,146	689,288	391,675
Other	538,841	485,226	271,858
Commercial Loans	237,972	235,356	156,893
Municipal Loans	256,492	257,492	239,883
Loans to Individuals	214,099	270,285	166,308
Total Loans	$2,179,863	$2,181,133	$1,391,285

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2015	2014	2015	2014
	(dollars in thousands)
	(unaudited)
Selected Operating Data:
Total interest income	$37,750	$32,086	$76,357	$64,325
Total interest expense	4,845	4,230	9,661	8,577
Net interest income	32,905	27,856	66,696	55,748
Provision for loan losses	268	2,650	4,116	6,783
Net interest income after provision for loan losses	32,637	25,206	62,580	48,965
Noninterest income
Deposit services	4,920	3,794	9,909	7,432
Net gain on sale of securities available for sale	105	498	2,581	509
Gain on sale of loans	822	81	1,199	161
Trust income	820	762	1,713	1,542
Bank owned life insurance income	653	307	1,322	621
Other	1,099	1,073	2,743	2,056
Total noninterest income	8,419	6,515	19,467	12,321
Noninterest expense
Salaries and employee benefits	16,869	13,092	35,068	26,194
Occupancy expense	2,593	1,786	6,052	3,540
Advertising, travel & entertainment	683	605	1,340	1,148
ATM and debit card expense	750	302	1,429	619
Professional fees	793	1,304	1,535	2,231
Software and data processing expense	1,237	486	2,268	987
Telephone and communications	603	320	1,072	598
FDIC insurance	629	434	1,267	882
Other	3,768	2,097	7,603	4,409
Total noninterest expense	27,925	20,426	57,634	40,608
Income before income tax expense	13,131	11,295	24,413	20,678
Income tax expense	1,967	838	3,870	1,997
Net income	$11,164	$10,457	$20,543	$18,681

Common share data:
Weighted-average basic shares outstanding	25,337	19,776	25,330	19,769
Weighted-average diluted shares outstanding	25,425	19,873	25,414	19,862
Net income per common share
Basic	$0.44	$0.53	$0.81	$0.94
Diluted	0.44	0.53	0.81	0.94
Book value per common share	—	—	17.03	14.35
Cash dividend paid per common share	0.23	0.21	0.46	0.42

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	0.93%	1.22%	0.86%	1.09%
Return on average shareholders’ equity	10.30	15.09	9.55	13.80
Average yield on interest earning assets	3.83	4.46	3.89	4.46
Average yield on interest bearing liabilities	0.53	0.67	0.53	0.67
Net interest spread	3.30	3.79	3.36	3.79
Net interest margin	3.39	3.94	3.44	3.93
Average interest earnings assets to average interest bearing liabilities	120.22	127.57	119.28	125.58
Noninterest expense to average total assets	2.34	2.37	2.42	2.36
Efficiency ratio	59.98	53.51	61.04	53.40

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	June 30, 2015			June 30, 2014
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,188,886	$24,889	4.56%	$1,371,609	$19,302	5.64%
Loans Held For Sale	3,675	45	4.91%	335	3	3.59%
Securities:
Investment Securities (Taxable) (4)	86,561	459	2.13%	31,250	143	1.84%
Investment Securities (Tax-Exempt)(3)(4)	627,405	8,752	5.60%	655,865	9,032	5.52%
Mortgage-backed Securities (4)	1,400,389	7,666	2.20%	1,125,085	7,557	2.69%
Total Securities	2,114,355	16,877	3.20%	1,812,200	16,732	3.70%
FHLB stock and other investments, at cost	42,741	65	0.61%	28,109	38	0.54%
Interest Earning Deposits	39,609	29	0.29%	34,693	22	0.25%
Total Interest Earning Assets	4,389,266	41,905	3.83%	3,246,946	36,097	4.46%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	49,760			42,887
Bank Premises and Equipment	111,384			53,108
Other Assets	259,319			126,015
Less: Allowance for Loan Loss	(17,059)			(18,635)
Total Assets	$4,792,670			$3,450,321
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$234,097	59	0.10%	$116,390	34	0.12%
Time Deposits	853,410	1,313	0.62%	603,903	1,070	0.71%
Interest Bearing Demand Deposits	1,701,559	1,121	0.26%	1,223,788	880	0.29%
Total Interest Bearing Deposits	2,789,066	2,493	0.36%	1,944,081	1,984	0.41%
Short-term Interest Bearing Liabilities	232,471	154	0.27%	32,777	56	0.69%
Long-term Interest Bearing Liabilities – FHLB Dallas	569,302	1,837	1.29%	508,128	1,836	1.45%
Long-term Debt (5)	60,311	361	2.40%	60,311	354	2.35%
Total Interest Bearing Liabilities	3,651,150	4,845	0.53%	2,545,297	4,230	0.67%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	669,068			597,852
Other Liabilities	37,607			29,241
Total Liabilities	4,357,825			3,172,390
SHAREHOLDERS’ EQUITY	434,845			277,931
Total Liabilities and Shareholders’ Equity	$4,792,670			$3,450,321
NET INTEREST INCOME		$37,060			$31,867
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.39%			3.94%
NET INTEREST SPREAD			3.30%			3.79%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,047 and $1,000 for the three months ended June 30, 2015 and 2014, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,108 and $3,011 for the three months ended June 30, 2015 and 2014, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2015 and 2014, loans on nonaccrual status totaled $21,223 and $9,620, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Six Months Ended
	June 30, 2015			June 30, 2014
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,189,023	$49,827	4.59%	$1,368,110	$38,677	5.70%
Loans Held For Sale	2,835	73	5.19%	379	8	4.26%
Securities:
Investment Securities (Taxable)(4)	68,102	696	2.06%	28,856	266	1.86%
Investment Securities (Tax-Exempt)(3)(4)	636,269	17,586	5.57%	649,639	17,874	5.55%
Mortgage-backed Securities (4)	1,396,519	16,128	2.33%	1,136,608	15,239	2.70%
Total Securities	2,100,890	34,410	3.30%	1,815,103	33,379	3.71%
FHLB stock and other investments, at cost	43,311	158	0.74%	29,855	108	0.73%
Interest Earning Deposits	49,040	63	0.26%	51,947	65	0.25%
Total Interest Earning Assets	4,385,099	84,531	3.89%	3,265,394	72,237	4.46%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	53,542			44,430
Bank Premises and Equipment	112,006			52,699
Other Assets	270,806			123,572
Less: Allowance for Loan Loss	(15,351)			(18,641)
Total Assets	$4,806,102			$3,467,454
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,033	112	0.10%	$114,052	69	0.12%
Time Deposits	858,416	2,675	0.63%	620,631	2,233	0.73%
Interest Bearing Demand Deposits	1,700,399	2,235	0.27%	1,239,645	1,798	0.29%
Total Interest Bearing Deposits	2,790,848	5,022	0.36%	1,974,328	4,100	0.42%
Short-term Interest Bearing Liabilities	252,276	296	0.24%	60,952	127	0.42%
Long-term Interest Bearing Liabilities – FHLB Dallas	572,731	3,629	1.28%	504,617	3,644	1.46%
Long-term Debt (5)	60,311	714	2.39%	60,311	706	2.36%
Total Interest Bearing Liabilities	3,676,166	9,661	0.53%	2,600,208	8,577	0.67%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	657,386			566,782
Other Liabilities	38,827			27,392
Total Liabilities	4,372,379			3,194,382
SHAREHOLDERS’ EQUITY	433,723			273,072
Total Liabilities and Shareholders’ Equity	$4,806,102			$3,467,454
NET INTEREST INCOME		$74,870			$63,660
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.44%			3.93%
NET INTEREST SPREAD			3.36%			3.79%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $2,097 and $2,017 for the six months ended June 30, 2015 and 2014, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $6,077 and $5,895 for the six months ended June 30, 2015 and 2014, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of June 30, 2015 and 2014, loans on nonaccrual status totaled $21,223 and $9,620, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.